Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
☐ Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

UNION BANK, NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
94-0304228
I.R.S. Employer Identification No.

400 California Street
San Francisco, California	94104

(Address of principal executive offices)	(Zip Code)
General Counsel
Union Bank of California, National Association
400 California Street
Corporate Trust — 12th Floor
San Francisco, CA 94104
(415) 765-2945
(Name, address and telephone number of agent for service)
COVENTRY HEALTH CARE, INC.
(Exact Name of Registrant as Specified in the Charter)

Delaware	52-2073000

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6705 Rockledge Drive, Suite 900
Bethesda, Maryland	20817

(Address of Principal Executive Offices)	(Zip Code)
Senior Notes due 20
(Title of the indenture securities)

FORM T-1
Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Office of the Comptroller of the Currency
Washington, D.C. 20219
b)	Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.
Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None
In answering this item, the trustee has relied, in part, upon information furnished by the obligor, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not Applicable

9.	Not Applicable

*	Incorporated by reference to exhibit of the same number to the trustee’s Form T-1 filed as Exhibit 25.1 to Form S-3 Registration No. 333-165578.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 31st day of May, 2011.

Union Bank, National Association
By:	/S/ VALERIE CRAIN
Valerie Crain
Vice President

EXHIBIT 6
CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT
May 31, 2011
Securities and Exchange Commission
Washington, D.C. 20549
Ladies and Gentlemen:
In connection with the proposed issuance of Senior Notes of Coventry Health Care, Inc. the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.
Sincerely,
Union Bank, National Association

By:	/S/ VALERIE CRAIN Valerie Crain Vice President

Exhibit 7

Consolidated Report of Condition of
UnionBanCal Corporation and Subsidiaries
of San Francisco in the State of California, at the close of business March 31, 2011, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541
BALANCE SHEET

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
(Dollars in millions)	2011	2010
Assets
Cash and due from banks	$1,247	$946
Interest bearing deposits in banks (includes $23 at March 31, 2011 and $11 at December 31, 2010 related to consolidated variable interest entities (VIEs))	1,912	217
Federal funds sold and securities purchased under resale agreements	24	11

Total cash and cash equivalents	3,183	1,174
Trading account assets:
Pledged as collateral	6	43
Held in portfolio	870	956
Securities available for sale:
Pledged as collateral	308	10
Held in portfolio	20,026	20,781
Securities held to maturity (Fair value: March 31, 2011, $1,646; December 31, 2010, $1,560)	1,339	1,323
Loans:
Loans, excluding Federal Deposit Insurance Corporation (FDIC) covered loans	46,715	46,584
FDIC covered loans	1,390	1,510

Total loans held for investment	48,105	48,094
Allowance for loan losses	(1,034)	(1,191)

Loans, net	47,071	46,903
Premises and equipment, net	694	712
Intangible assets	432	457
Goodwill	2,447	2,456
FDIC indemnification asset	699	783
Other assets (includes $277 at March 31, 2011 and $283 at December 31, 2010 related to consolidated VIEs)	3,567	3,499

Total assets	$80,642	$79,097

Liabilities
Deposits:
Noninterest bearing	$18,062	$16,343
Interest bearing	40,615	43,611

Total deposits	58,677	59,954
Commercial paper and other short-term borrowings	3,260	1,356
Long-term debt (includes $8 at March 31, 2011 and December 31, 2010 related to consolidated VIEs)	6,078	5.598
Trading account liabilities	696	774
Other liabilities (includes $2 at March 31, 2011 and December 31, 2010 related to consolidated VIEs)	1,303	1,024

Total liabilities	70,014	68 706

Commitments, contingencies and guarantees—See Note 13
Equity
UNBC Stockholder’s Equity:
Preferred stock:
Authorized 5,000,000 shares; no shares issued or outstanding	—	—
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,829 shares issued	136	136
Additional paid-in capital	5,201	5,198
Retained earnings	5,703	5,468
Accumulated other comprehensive loss	(685)	(677)

Total UNBC stockholder’s equity	10,355	10,125
Noncontrolling interests	273	266

Total equity	10,628	10,391

Total liabilities and equity	$80,642	$79,097